Exhibit 99.1

News Release

Contact: Chris Ripley, Chief Financial Officer
Lucy Rutishauser, SVP-Corporate Finance & Treasurer
(410) 568-1500
SINCLAIR REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

•	REPORTS $0.25 DILUTED EARNINGS PER SHARE

•	INCREASES QUARTERLY DIVIDEND 9%

BALTIMORE (May 4, 2016) - Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today reported financial results for the three months ended March 31, 2016.

“2016 is off to an exciting start with our first quarter results exceeding guidance primarily on higher political revenues,” commented David Smith, President and CEO of Sinclair. “In March, we closed on the acquisition of Tennis Channel and will shortly be launching Circa, our digital-only news product created for the next generation of viewers.

    “But perhaps most exciting this quarter is the swift progress we have made with regards to the Next Generation Broadcast Standard (ATSC 3.0). Our demonstrations at the NAB Show of Next Gen’s capabilities, potential business models and the consumer experience were very well-received by broadcasters, consumer electronics manufacturers, and members of the press and government. The industry recently submitted its request for approval to the FCC, which has in turn begun its consideration process. We are thrilled by the level of support, excitement and anticipation and look forward to enhancing the consumer broadcast experience.”

Mr. Smith continued, “We are pleased to announce that the Board of Directors has approved a 9% increase in our quarterly dividend, bringing the quarterly dividend per share to $0.18. The growth of our Company has resulted in meaningful free cash flow, and while our intent is to primarily reinvest that cash flow in revenue-generating acquisitions and investments, this dividend increase reaffirms our commitment to create and return value for our shareholders.”
Three Months Ended March 31, 2016 Financial Results:

•	Total revenues increased 14.7% to $578.9 million, versus $504.8 million in the prior year period.

•	Operating income was $86.3 million, an increase of 2.1%, versus operating income of $84.5 million in the prior year period.

•	Net income attributable to the Company was $24.1 million, versus net income of $24.3 million in the prior year period.

•	Diluted earnings per common share were $0.25 as compared to $0.25 in the prior year period.

Three Months Ended March 31, 2016 Operating Highlights:

•	Media revenues, before barter, increased 14.3% to $531.3 million versus $464.8 million in the first quarter of 2015.

•	Political revenues were $24.4 million versus $2.2 million in the first quarter of 2015.

•	Revenues from our digital offerings increased 28.1% in the first quarter as compared to the first quarter of 2015.

Recent Corporate Developments:

Television Acquisitions:

•	On May 1, 2016, we closed on the previously announced acquisition of KFXL (FOX) and KHGI, KHGI-LD, KWNB and KWNB-LD (ABC) in Lincoln, Nebraska for $31.3 million.

Content and Distribution:

•	On March 1, 2016, the Company closed on its previously announced acquisition of the stock of Tennis Channel for $350.0 million.

•	COMET, the Company’s science fiction multicast network, entered into additional affiliation agreements bringing its distribution to almost 70% of the country.

•	In March, American Sports Network entered into a multi-year agreement to broadcast certain of the ARCA Racing Series events, beginning in 2016.

•	In April, Ring of Honor announced a multi-year partnership to air a weekly series on Canada’s Fight Network.

•	During the first quarter, the Company expanded local news in San Antonio, Texas and West Palm Beach, Florida.

Next Generation Broadcast Platform (ATSC 3.0):

•
In March, the Company launched the first-ever “Next Gen” Single Frequency Network (“SFN”) covering the Washington D.C. and Baltimore, MD markets.  The experimental SFN, jointly developed, built and deployed by our joint venture, ONE Media, and TeamCast demonstrates a higher quality of service to a broadcaster’s community of license.

•
In March, the Company announced that the ATSC voted to approve to Full Standard, A/321, the key element of the Physical Layer (“Bootstrap” or the Discovery and Signaling feature). The Bootstrap includes the designs developed by ONE Media and supported by other broadcasters and equipment manufacturers. With this approval, the first essential piece of the new paradigm in broadcasting is set.

•
In April, America’s Public Television Stations (“APTS”), The AWARN Alliance, The Consumer Technology Association (“CTA”), and The National Association of Broadcasters (“NAB”) filed a petition with the FCC asking it to approve the ATSC 3.0 transmission standard as a new, optional standard for television broadcasting.  Shortly after this filing, the FCC’s Media Bureau issued a Public Notice seeking comment on the petition, which comment period will be open through the end of June.

•
In April, the Company announced the formation of a wholly-owned subsidiary, ONE Media 3.0, LLC, whose purpose will be to develop business opportunities, products and services associated with the ATSC 3.0 broadcast transmission standard and TV platform, including the SFN planning and build out, a national Internet Protocol core network infrastructure, and user data collection.

Balance Sheet and Cash Flow Highlights:

•	Debt on the balance sheet, net of $141.5 million in cash and cash equivalents, was $4.046 billion at March 31, 2016 versus net debt of $3.704 billion at December 31, 2015.

•
On March 23, 2016, the Company closed on a private offering of $350.0 million aggregate principal amount of senior unsecured notes due 2026 (the “Notes”). The Notes were priced at 100% of their par value and bear interest at a rate of 5.875% per annum payable semi-annually on March 15 and September 15, commencing

September 15, 2016. The net proceeds from the private placement of Notes were used to repay amounts drawn under the revolving credit facility and for other general corporate purposes.

•	As of March 31, 2016, 69.1 million Class A common shares and 25.9 million Class B common shares were outstanding, for a total of 95.0 million common shares outstanding.

•	In March 2016, the Company paid a $0.165 per share quarterly cash dividend to its shareholders.

•	Capital expenditures in the first quarter of 2016 were $25.9 million.

•	Program contract payments were $28.6 million in the first quarter of 2016.

Notes:

Presentation of financial information for the prior year has been reclassified to conform to the presentation of generally accepted accounting principles for the current year.

Outlook:
“We continue to see growth in all our revenue streams, including year-over-year low single digit percent growth in our core advertising, mid-twenty percent growth in our digital platforms, and higher retransmission revenues on renewals,” commented David Amy, Executive Vice President and Chief Operating Officer. “Looking ahead to the remainder of the year, we continue to have confidence that our 2016 political revenues will exceed 2012’s pro forma levels, representing the largest amount of political advertising in our Company’s history. As well, we are expecting to enjoy incremental revenues on our NBC affiliates from the summer Olympics.”

The following acquisitions closed during 2015 and, therefore, the results of these acquired stations were not included in the corresponding 2015 pre-acquisition periods: the Chattanooga stations (acquired September 1, 2015). The following transactions closed during 2016 and, therefore, the results of these transactions were not included in the corresponding 2015 pre-transaction periods or the 2016 pre-transaction period: the acquisition of the Corpus Christi stations (January 1, 2016), the acquisition of the South Bend station and sale of the Marquette station (February 15, 2016), and the acquisition of Tennis Channel (acquired March 1, 2016). Our 2016 outlook includes the acquisition of the Lincoln stations (beginning May 1, 2016).

The Company currently expects to achieve the following results for the three months ending June 30, 2016 and year ending December 31, 2016:

Second Quarter 2016

•	Media revenues, before barter, are expected to be approximately $598.3 million to $603.0 million, up 18.9% to 19.8% year-over-year. Embedded in these anticipated results are:

•	$15 million to $17 million in political revenues as compared to $4 million in the second quarter of 2015.

•	Barter and trade revenue are expected to be approximately $36 million in the second quarter of 2016.

•	Barter expense is expected to be approximately $32 million. $4 million of trade expense is included in television expenses (defined below).

•
Media production expenses and media selling, general and administrative expenses (together, “television expenses”), excluding barter expense but including trade expense, are expected to be approximately $366 million, including $2 million in stock-based compensation expense.

•	Program contract amortization expenses are expected to be approximately $30 million.

•	Program contract payments are expected to be approximately $29 million.

•	Corporate overhead is expected to be approximately $16 million, including $2 million of stock-based compensation expense.

•	Research and development costs related to ONE Media are expected to be $4 million.

•	Other non-media revenues less other non-media expenses are expected to generate $6 million of operating cash flow, assuming current equity interests.

•	Depreciation on property and equipment is expected to be approximately $24 million, assuming the capital expenditure assumption below.

•	Amortization of acquired intangibles is expected to be approximately $43 million.

•
Net interest expense is expected to be approximately $53 million ($51 million on a cash basis), assuming no changes in the current interest rate yield curve and changes in debt levels based on the assumptions discussed in this “Outlook” section.

•	Cash taxes paid are expected to be approximately $29 million, based on the assumptions discussed in this “Outlook” section. The Company’s effective tax rate is expected to be approximately 33%.

•	Capital expenditures are expected to be approximately $27 million.

Full Year 2016

•	Barter and trade revenue is expected to be approximately $130 million.

•	Barter expense is expected to be approximately $114 million. $16 million of trade expense is included in television expenses.

•
Media production expenses and media selling, general and administrative expenses (together, “television expenses”), excluding barter expense but including trade expense, are expected to be approximately $1.438 billion, including $7 million of stock-based compensation expense, and $141 million related to new acquisitions and costs related to our revenue-generating initiatives.

•	Program contract amortization expense is expected to be approximately $122 million.

•	Program contract payments are expected to be approximately $111 million.

•	Corporate overhead is expected to be approximately $66 million, including $8 million of stock-based compensation expense.

•	Research and development costs related to ONE Media are expected to be $13 million.

•	Other non-media revenues less other non-media expenses are expected to generate $24 million of operating cash flow, assuming current equity interests.

•	Depreciation on property and equipment is expected to be approximately $96 million, assuming the capital expenditure assumption below.

•	Amortization of acquired intangibles is expected to be approximately $172 million.

•
Net interest expense is expected to be approximately $209 million (approximately $199 million on a cash basis), assuming no changes in the current interest rate yield curve, and changes in debt levels based on recent corporate developments and the assumptions discussed in this “Outlook” section.

•	The Company’s effective tax rate is expected to be approximately 33%.

•	Capital expenditures are expected to be $95 million, which assumes investments in HD news, building consolidation projects, and master control upgrades.

Sinclair Conference Call:

The senior management of Sinclair will hold a conference call to discuss its first quarter 2016 results on Wednesday, May 4, 2016, at 9:30 a.m. ET. After the call, an audio replay will be available at www.sbgi.net under "Investors/Earnings Webcast." The press and the public will be welcome on the call in a listen-only mode. The dial-in number is (877) 407-8033.

About Sinclair:

Sinclair is one of the largest and most diversified television broadcasting companies in the country. Including pending transactions, the Company owns, operates and/or provides services to 172 television stations in 81 markets, broadcasting 478 channels and having affiliations with all the major networks. Sinclair is the leading local news provider in the country, as well as a producer of live sports content. Sinclair’s content is delivered via multiple-platforms, including over-the-air, multi-channel video program distributors, and digital platforms. The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

Forward-Looking Statements:

The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to, the impact of changes in national and regional economies, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast, our ability to integrate acquired businesses and maximize operating synergies, our ability to obtain necessary governmental approvals and financing for announced acquisitions, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market’s acceptance of new programming, our news share strategy, our local sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and any other risk factors set forth in the Company’s most recent reports on Form 10-Q, Form 10-K and Form 8-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Sinclair Broadcast Group, Inc. and Subsidiaries
Preliminary Unaudited Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
REVENUES:
Media revenues	$531,323	$464,751
Revenues realized from station barter arrangements	26,510	20,959
Other non-media revenues	21,056	19,065
Total revenues	578,889	504,775
OPERATING EXPENSES:
Media production expenses	215,877	171,571
Media selling, general and administrative expenses	115,009	102,241
Expenses recognized from station barter arrangements	22,925	17,412
Amortization of program contract costs and net realizable value adjustments	33,460	30,391
Other non-media expenses	17,697	14,913
Depreciation of property and equipment	24,035	25,189
Corporate general and administrative expenses	21,341	16,038
Amortization of definite-lived intangible and other assets	43,765	39,980
Research and development expenses	1,101	2,515
Gain on asset disposition	(2,660)	(22)
Operating income	86,339	84,547
OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(49,415)	(46,648)
Income from equity and cost method investments	423	3,146
Other income, net	462	218
Total other expense, net	(48,530)	(43,284)
Income from continuing operations before income taxes	37,809	41,263
INCOME TAX PROVISION	(12,180)	(16,427)
NET INCOME	25,629	24,836
Net income attributable to the noncontrolling interests	(1,489)	(554)
NET INCOME ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP	$24,140	$24,282
Dividends declared per share	$0.165	$0.165
BASIC AND DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP:
Basic earnings per share	$0.25	$0.26
Diluted earnings per share	$0.25	$0.25
Weighted average common shares outstanding	94,701	95,131
Weighted average common and common equivalent shares outstanding	95,614	95,771

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